As filed with the U.S. Securities and Exchange Commission on March 24, 2026

Registration No. 333-291149

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Eshallgo Inc

(Exact name of registrant as specified in its charter)

Cayman Islands	7359	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS. Employer Identification Number)

No. 37, Haiyi Villa, Lane 97, Songlin Road

Pudong New District

Shanghai, China 200120

+86 400 100 7299
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq.
Mengyi “Jason” Ye, Esq.
Yuning “Grace” Bai, Esq.
Ortoli Rosenstadt LLP
366 Madison Avenue – 3rd Floor
New York, New York 10017
(212)-588-0022

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with US GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On October 29, 2025, Eshallgo Inc (the “Company” or “EHGO” or “EShallGo”) filed a Registration Statement on Form F-3 (File No. 333-291149) (as amended, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), which became effective by operation of law in accordance with the provisions of Section 8(a) of the Securities Act of 1933 (the “Securities Act”) on December 2, 2025.

The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to: (i) include the delaying amendment language pursuant to Section 8(a) of the Securities Act, on the cover page of the Registration Statement; (ii) add disclosure regarding the Company’s current public float to the prospectus cover page; (iii) update the financial disclosure contained in the Registration Statement to include the Company’s unaudited condensed consolidated financial statements as of and for the six months ended September 30, 2025; and (iv) revise the “Incorporation of Documents by Reference” section of the prospectus to permit the incorporation by reference of future filings made by the Company with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

No additional securities are being registered by this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MARCH 24, 2026

Eshallgo Inc

$100,000,000

Class A Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Rights

Units

We may offer, from time to time, in one or more offerings, Class A Ordinary Shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $100,000,000.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our voting and non-voting common equity held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Any proceeds from the sale of Class A ordinary shares of a par value of US$0.0001 each (the “Class A Ordinary Shares”) offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors” on page 28  for more information.

Our issued and outstanding share capital is a dual class structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company and each Class B Ordinary Share shall entitle the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of the Company. Also, each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof, but Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights.

Our Class A Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “EHGO.” On March 23, 2026, the closing price of our Class A Ordinary Shares as reported by the Nasdaq Capital Market was $0.201. As of March 23, 2026, the aggregate market value of EHGO’s outstanding Class A Ordinary Shares held by non-affiliates was approximately US$ 5,261,090 based on 26,505,340 issued and outstanding Class A Ordinary Shares, of which approximately 20,877,340 Class A Ordinary Shares were held by non-affiliates and the per share price of $0.252, which was the closing price of our Class A Ordinary Shares on Nasdaq on January 23, 2026. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement. We may experience price volatility in our stock. See related risk factors in the “Risk Factors” section of this prospectus and as set forth in our most recent annual report on Form 20-F.

As previously disclosed, on July 23, 2025, the Company received a letter from the Listing Qualifications staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that the minimum closing bid price per share for its class A ordinary shares, par value US$0.0001 per share, was below $1.00 for a period of 30 consecutive business days and that the Company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). Nasdaq provided the Company with a 180 calendar days compliance period, or until January 19, 2026, in which to regain compliance with Nasdaq continued listing requirement. On January 20, 2026, the Company received a letter from Nasdaq, indicating that the Company is granted an additional 180 calendar days, until July 20, 2026, to regain compliance with the minimum bid price requirement of $1.00 per share, as stipulated by Nasdaq Listing Rule 5550(a)(2). If compliance cannot be demonstrated by July 20, 2026, Nasdaq staff will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal Nasdaq staff’s determination to a Hearings Panel. The Company is currently evaluating options to regain compliance and intends to timely regain compliance with Nasdaq’s continued listing requirement. The Company will use all reasonable efforts to achieve compliance with Rule 5550(a)(2).

Unless otherwise specified in an applicable prospectus supplement, our share purchase contracts, share purchase units, warrants, debt securities, rights and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a shell company issuer that operates through its subsidiaries and variable interest entities (“VIEs”).

Unless otherwise stated, as used in this prospectus, the terms “Eshallgo,” “we,” “us,” “our Company,” and the “Company” refer to Eshallgo Inc, an exempted company with limited liability incorporated under the laws of Cayman Islands; “PRC subsidiary,” “Eshallgo WFOE” or “WFOE” refer to Shanghai Eshallgo Enterprise Development (Group) Co., Ltd, a limited liability company organized under the laws of the PRC and our indirect wholly owned subsidiary; the term “consolidated VIEs” or “VIEs” refer to Junzhang Shanghai and Junzhang Beijing, and 19 individually-owned businesses organized under the laws of the PRC.

We are incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations in China through the variable interest entities, Junzhang Digital Technology (Beijing) Co., Ltd. and Junzhang Digital Technology (Shanghai) Co., Ltd., or Junzhang Beijing and Junzhang Shanghai. This is an offering of the Class A Ordinary Shares of the offshore holding company. You are not investing in Junzhang Beijing or Junzhang Shanghai, the VIEs. Neither we nor our subsidiaries own any share in, Junzhang Beijing and Junzhang Shanghai. Instead, we receive the economic benefits of, Junzhang Beijing or Junzhang Shanghai’s business operation through a series of contractual agreements, or the VIE Agreements, which have not been tested in court. As a result of our indirect ownership in the WFOE and the VIE Agreements, we are regarded as the primary beneficiary of the VIE. The VIE structure provides contractual exposure to foreign investment in Chinese-based companies where Chinese law prohibits direct foreign investment in the operating companies and investors directly holding equity interests in the Chinese operating entities. However, as of the date of this prospectus, the VIE agreements have not been tested in a court of law. We and our investors do not have an equity ownership in, direct foreign investment in, or control through such ownership/investment of the VIEs. Therefore, the VIE agreements do not give us the same controlling power as if we had equity ownership in the VIE. In August and December 2021, Eshallgo WFOE, which is our PRC subsidiary, Junzhang Shanghai and Junzhang Beijing, and shareholders of Junzhang Shanghai and Junzhang Beijing entered into a series of contractual agreements (the “VIE Agreements”) that established the VIE structure. We have evaluated the guidance in FASB ASC 810 and determined that Eshallgo WFOE is the primary beneficiary of Junzhang Shanghai and Junzhang Beijing and their subsidiaries, for accounting purposes, because, pursuant to the VIE Agreements, the VIE shall pay service fees equal to all of its net income to Eshallgo WFOE, while Eshallgo WFOE has the power to direct the activities of the VIEs that can significantly impact the VIEs’ economic performance and is obligated to absorb all of losses of the VIEs. Such contractual arrangements are designed so that the operations of the VIEs are solely for the benefit of Eshallgo WFOE and, ultimately, Eshallgo. Eshallgo has indirect ownership in 100% of the equity in Eshallgo WFOE. Accordingly, under U.S. GAAP, we treat the VIE and its subsidiaries as consolidated affiliated entities and have consolidated their financial results in our financial statements. Junzhang Shanghai, Junzhang Beijing and their subsidiaries are based in China and are engaged in value-added telecommunication services. Due to PRC legal restrictions on foreign ownership in the value-added telecommunication services, we do not own any equity interest in the VIEs. For a detailed description of the VIE Agreements, see “Corporate Structure” on page 101 of the Company’s Annual Report for the fiscal year ended March 31, 2025 on Form 20-F filed with the SEC on August 14, 2025 (the “2025 Annual Report”).

You are investing in Eshallgo Inc, our holding company incorporated in Cayman Islands, and you are not investing in Junzhang Digital Technology (Shanghai) Co., Ltd. and Junzhang Digital Technology (Beijing) Co., Ltd., the VIEs, in China. Our subsidiaries and the VIEs conduct operations in China, and the VIEs are consolidated for accounting purposes but are not entities in which you will own equity, and our holding company does not conduct operations. Investors in our Class A Ordinary Shares should be aware that they will not and may never directly hold equity interests in the VIEs or the PRC operating entities under the VIEs, but rather purchasing equity solely in Eshallgo Inc, our Cayman Islands holding company. Furthermore, shareholders may face difficulties enforcing their legal rights under United States securities laws against our directors and officers who are located outside of the United States. See “Risk Factors – Risks Related to Doing Business in the PRC – PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably. Rules and regulations in China may change quickly with little advance notice. Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us” on page 38 and “You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws” on page 57 of the 2025 Annual Report.

Because of our corporate structure, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of internet technology companies, and regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. The VIE Agreements have not been tested in a court of law and may not be effective in providing control over the VIEs, and we are subject to risks due to the uncertainty of the interpretation and application of the laws and regulations of the PRC regarding the VIEs and the VIE structure. We may also be subject to sanctions imposed by PRC regulatory agencies including Chinese Securities Regulatory Commission if we fail to comply with their rules and regulations. If the Chinese regulatory authorities disallow this VIE structure in the future, it will likely result in a material change in our financial performance and our results of operations and/or the value of our Class A Ordinary Shares, which could cause the value of such securities to significantly decline or become worthless. For a detailed description of the risks relating to the VIE structure, doing business in the PRC, and the offering as a result of the structure. See “Risk Factors – Risks Related to Our Corporate Structure and Operation” and “Risk Factors - Risks Related to Doing Business in the PRC.”

Additionally, we are subject to certain legal and operational risks associated with the VIEs’ operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in the VIEs’ operations, significant depreciation of the value of our Class A Ordinary Shares, or a complete hinderance of our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. As of the date of this prospectus, neither we nor the VIEs have been involved in any investigations or received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the China Securities Regulatory Commission or any other PRC governmental authorities. It is the opinion of our PRC counsel, Beijing DOCVIT Law Firm, that we will not be subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” pursuant to the Cybersecurity Review Measures, which became effective on February 15, 2022 because (1) we currently do not have over one million users’ personal information; (2) we do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries and VIEs, our ability to accept foreign investments, and our listing on an U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us, our subsidiaries, or the VIEs to obtain regulatory approval from Chinese authorities before listing in the U.S.

On February 17, 2023, the China Securities Regulation Commission (“CSRC”) published the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Provisions on Confidentiality and Archives Administration”), which came into effect on March 31, 2023. The Provisions on Confidentiality and Archives Administration requires that, in the process of overseas issuance of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. On the same day, the CSRC also promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “Trial Measures”), which became effective on March 31, 2023. On the same date, the CSRC circulated Supporting Guidance Rules No. 1 through No. 5, Notes on the Trial Measures, Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and relevant CSRC Answers to Reporter Questions (collectively, the “Guidance Rules and Notice”) on the CSRC’s official website. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Overseas Listing Trial Measures. Therefore, we are required to submit a filing with the CSRC within three business days after the completion of an offering made pursuant to this prospectus and may be subject to the filing requirements under the Overseas Listing Trial Measures for our future offerings and listing of our securities in an overseas market under the Overseas Listing Trial Measures. If we fail to complete such filing with the CSRC in compliance with the Overseas Listing Trial Measures, the CSRC may order rectification, issue warnings, or impose a fine ranging from RMB1 million to RMB10 million on our PRC subsidiary designated to complete such filing and the directly responsible persons will be warned and fined between RMB500,000 and RMB5 million. The New Overseas Listing Rules laid out the regulatory filing requirements for both direct and indirect overseas listings and clarify the determination criteria for indirect overseas listing in overseas markets. In the opinion of Beijing DOCVIT Law Firm, our counsel as to certain PRC legal matters, after the completion of this offering pursuant to this prospectus, we require to make the CSRC filing procedure.

We have been closely monitoring regulatory developments in PRC regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering.  As advised by our PRC counsel, Beijing DOCVIT Law Firm, as of the date of this prospectus, although we are required to complete certain filing procedure in connection with our offering (including this offering and any subsequent offering) under the Trial Measures, no relevant PRC laws or regulations in effect require that we obtain approval or permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations.  However, since these statements and regulatory actions are newly published, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on a U.S. exchange. If we do not receive or maintain such approval (should the approval is required in the future by the PRC government), or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors — Risks Related to Doing Business in the PRC” on page 36 of the 2025 Annual Report for more information.

Eshallgo Inc is permitted under the laws of Cayman Islands to provide funding to our subsidiaries in Hong Kong and PRC through loans or capital contributions without restrictions on the amount of the funds. Our subsidiary in Hong Kong is also permitted under the laws of Hong Kong SAR to provide funding to Eshallgo Inc through dividend distribution without restrictions on the amount of the funds.  Current PRC regulations permit EShallGo WOFE to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, our Company, our subsidiaries, and the VIEs have not distributed any earnings or settled any amounts owed under the VIE Agreements. Our Company, our subsidiaries, and the VIEs do not have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future. As of the date of this prospectus, none of our subsidiaries or VIEs have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will depend on receipt of funds from our PRC subsidiary and from the VIEs to our PRC subsidiary in accordance with the VIE Agreements. See “Prospectus Summary - Transfers of Cash to and from the VIEs.”

The structure of cash flows within our organization, and as summary of the applicable regulations, is as follows:

1. Our equity structure adopt both a direct holding structure and contractual structure. Eshallgo Inc, or Eshallgo, directly controls Shanghai Eshallgo Enterprise Development (Group) co., Ltd., or Eshallgo WFOE or the WFOE, and Hong Kong company, Junzhang Monarch Limited, or Eshallgo HK. Eshallgo WFOE is the primary beneficiary of Junzhang Shanghai and Junzhang Beijing through a series of contractual agreements, under which Eshallgo WFOE has the exclusive right to provide to Junzhang Beijing or Junzhang Shanghai consulting, technical or other services and their respective intellectual property rights in exchange for payments. See “Organizational Structure” and “Contractual Arrangements with the VIEs and Their Shareholders” on page 102 of the 2025 Annual Report respectively for additional details.

2. Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. After foreign investors’ funds enter Eshallgo at the close of this offering, the funds can be directly transferred to Eshallgo HK, and then transferred to subordinate operating entities through the WFOE. Within our contractual structure, the transfer of funds between the WFOE and VIEs are also legal and compliant with the laws and regulations of the PRC.

If the Company intends to distribute dividends, the VIEs will transfer the dividends to Eshallgo WOFE, which then will transfer the dividends to Eshallgo HK in accordance with the laws and regulations of the PRC, and then Eshallgo HK will transfer the dividends to Eshallgo, and the dividends will be distributed from Eshallgo to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3. In the reporting periods presented in this prospectus, no cash and other asset transfers have occurred among the Company, its subsidiaries and the VIEs; and no dividends or distributions of a VIE have been made to the Company to date between the holding company and its subsidiaries, or to investors. For the foreseeable future, the Company intends to use the earnings for research and development, to develop new products and to expand its operations. As a result, we do not expect to pay any cash dividends. Furthermore, besides the potential tax consequences mentioned below, although we do not anticipate any difficulties or limitations on our ability to transfer cash between the holding company and the subsidiaries, or between the VIEs and the subsidiaries in the future, we have not installed any cash management policies that dictate how funds are transferred between the holding company, the subsidiaries and the VIEs. To the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company, our subsidiaries, or the consolidated VIEs by the PRC government to transfer cash. See “Prospectus Summary – Transfers of Cash to and from the VIEs and Subsidiaries” on page 8, “Summary of Risk Factors - Risks Related to Our Corporate Structure and Operation” on page 25, and “Risk Factors - Risks Related to Our Corporate Structure and Operation – We are a holding company and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our ordinary shares” on page 34 of the 2025 Annual Report.

4. Our PRC subsidiary’s ability to distribute dividends is based upon its distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends. See “Summary of Financial Position and Cash Flows of Eshallgo Inc, its VIEs and the VIE subsidiaries ” on page 9, the financial statement beginning on F-1, and “Dividend Policy” on page 139 of the 2025 Annual Report for more information.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, the Public Company Accounting Oversight Board United States, or the PCAOB, issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the People’s Republic of China, or the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, as more stringent criteria have been imposed by the SEC and the PCAOB recently, our ordinary shares may be prohibited from trading on a national exchange or over-the-counter under the HFCAA if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. Our predecessor auditors, Marcum Asia CPAs LLP and YCM CPA INC., and our current auditor, Felix CPAs LLC, are not subject to the determinations as to inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. Our predecessor auditors are based in Manhattan, New York and Irvine, California respectively, and have been inspected by the PCAOB on a regular basis. Our current auditor is based in Branchburg, New Jersey and is registered with PCAOB and subject to PCAOB inspection. If trading in our ordinary shares is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our ordinary shares and trading in our ordinary shares could be prohibited. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. See “Risk Factors — Risks Related to Doing Business in the PRC – The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” on page 55 of the 2025 Annual Report.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” for additional information.

Investing in our Class A Ordinary Shares involves high degree of risks. You should read carefully the discussion of material risks of investing in our Class A Ordinary Shares. See “Risk Factors” beginning on page 12 of the 2025 Annual Report.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $100,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation of Documents by Reference” and the additional information described below under “Where You Can Get More Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the factors described under the section titled “Risk Factors” in this prospectus and in the documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

iii

PROSPECTUS SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus. You should carefully read the entire document, including our historical and pro forma financial statements and related notes, to understand our business, the Class A Ordinary Shares, and the other considerations that are important to your decision to invest in the Class A Ordinary Shares.

You should pay special attention to the “Risk Factors” section. Our actual results and future events may differ significantly based upon several factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Investors should note that Eshallgo Inc, our Cayman Islands holding company, does not directly own any substantive operations in the PRC and our businesses in the PRC described in this prospectus are operated through Junzhang Beijing and Junzhang Shanghai, the VIEs in China.

Prospectus Conventions

“PRC” refers to the People’s Republic of China.

“RMB” refers to Renminbi, the official currency, i.e., Yuan, in the PRC.

“JPY” refers to Japanese Yen, the official currency in Japan.

“Eshallgo” refers to Eshallgo Inc, a Cayman Islands exempted company;

“Junzhang HK” refers to Junzhang Monarch Ltd., a Hong Kong SAR company;

“EShallGo Shanghai” or “EShallGo WFOE” refers to Shanghai Eshallgo Enterprise Development (Group) Co., Ltd., a PRC company that is a wholly-owned subsidiary of Junzhang HK.

“Junzhang Shanghai” refers to Junzhang Digital Technology (Shanghai) Co., Ltd., the variable interest entity (“VIE”) in the PRC company contractually related to EShallGo WFOE; its registered address is 12th Floor, Building 16, Jinling Capital, 1000 Jinhai Road, Pudong New Area, Shanghai, China, and the actual business address is Room 1206A, Building 3, No. 1501 Jinsui Road, Pudong New District, Shanghai, China.

“Junzhang Beijing” refers to Junzhang Digital Technology (Beijing) Co., Ltd., the VIE in the PRC contractually related to EShallGo WFOE.

“VIE” refers to variable interest entity.

“VIEs” refers to the variable interest entities, Junzhang Shanghai and Junzhang Beijing.

Junzhang Digital Technology (Suzhou) Co., Ltd. is a PRC company and a 55% owned subsidiary of EShallGo WFOE.

Junzhang Digital Technology (Changzhou) Co., Ltd. is a PRC company and a 55% owned subsidiary of EShallGo WFOE.

Zibo ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of EShallGo WFOE.

Shanghai Lixin Office Equipment Co., Ltd. is a PRC company and a 100% owned subsidiary of Junzhang Shanghai.

ESHALLGO Office Supplies (Shanghai) Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai. Its registered address is No. 9, Lane 360, Feihong Road, Hongkou District, Shanghai and the actual business address is Unit 1201, Building 16, Jinling Capital Park, No. 1000 Jinhai Road, Pudong New District, Shanghai.

Changchun ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Shijiazhuang ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Guangzhou ESHALLGO Office Equipment Leasing Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Tianjin ESHALLGO Office Equipment Leasing Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Ningbo Haishu ESHALLGO Junzhang Digital Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Zhengzhou Junzhang Office Equipment Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Junzhang Digital Technology (Nanjing) Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Chengdu Junzhang digital Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Hefei Junzhang EESHALLGO Digital Products Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Chongqing ESHALLGO Office Equipment Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Beijing ESHALLGO Technology Development Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Harbin ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Xi’an ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai. Its registered address is Block 4-1-B, Xinqing Yayuan, 17A, Middle Section of Yanta Road, Beilin District, Xi’an, Shaanxi Province, China, and the actual business address is Room 1003, Unit 1, Hongxin Garden, No. 334, East Section of Huancheng South Road, Xi’an, China.

Shanghai Changyun Industrial Development Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai. Its registered address is Room 912, Building 4, No. 209, Zhuyuan Road, Suzhou High-tech Zone, Shanghai, China, and the actual business address is Room 18J, No. 2, Lane 1228, Yan’an West Road, Changning District, Shanghai, China.

Shenzhen ESHALLGO Information Technology Co., Ltd., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Hangzhou ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Kunming ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Qingdao ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Qinghai ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

ESHALLGO USA, INC is a U.S. company and a 75% owned subsidiary of Eshallgo Inc and 25% owned subsiediary of Eshallgo WFOE.

Our business is conducted by the VIEs and their subsidiaries, using Renminbi, or RMB, the official currency of China. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars (“$” or “US$”), determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars). The relevant exchange rates are listed below:

	September 30, 2025		March 31, 2025		March 31, 2024		March 31, 2023
	Six-months	Average	Year-end	Average	Year-end	Average	Year-end	Average
	Spot rate	rate	spot rate	rate	spot rate	rate	spot rate	rate
US$ against RMB	US$1=RMB 7.1203	US$1=RMB 7.1946	US$1=RMB 7.2579	US$1=RMB 7.2168	US$1=RMB 7.2221	US$1=RMB 7.1530	US$1=RMB 6.8680	US$1=RMB 6.8526
US$ against HK$	US$1= HK$ 7.7813	US$1= HK$ 7.8126	US$1= HK$7.7793	US$1= HK$7.7928	—	—	—	—

Overview

Eshallgo Inc (“EShallGo” or the “Company”) was incorporated in the Cayman Islands in June 2021. Through its variable interest entity and operating company, Junzhang Digital Technology (Shanghai) Co., Ltd. (“Junzhang Shanghai”), we have created an extensive geographical presence, which expands throughout 20 provinces in China. Since the Company has been serving as a dealer for nearly all the globally known office supply brands in China, established 155 service points with more than 1000 technicians, and has built its own ERP system as of the date of this prospectus, the Company management, which has three decades of experience in the industry, believes that these qualities have shaped us into what we believe to be one of the leading office solution providers in China with a global vision.

We specialize in two distinct market sectors: office supply sale and leasing, and after-sale maintenance & repair. These market sectors are large and fragmented, and we believe they present opportunities for significant growth through complementary services. Our mission is to become an office integrator and service provider, offering competitive overall office solutions and services, expand our service market beyond office equipment, and continue to create maximum value for customers. We place our customers’ needs, employees’ welfare and shareholders’ value as utmost importance, and we strive to build an enterprise that provides one-stop office solution.

Junzhang Shanghai is an authorized distributor of major brands of office equipment, including HP, Epson, Xerox, Sharp, Toshiba, Konica, Kyocera and other brands. Over the years, our business has expanded to encompass all other supplies offices may require, such as office furniture, IT products, water dispensers, printing paper, among many others. We also provide maintenance with Enterprise Resource Planning (“ERP”) systems we developed on our own. Our office total solution systems bring efficiency and convenience in the office. Our management believes that we have become one of the leading suppliers of office equipment for both private and public sector businesses as well as for large enterprises and institutions such as Ping An Insurance, Taiping Life, Centaline Property, Debon Securities, Tongce Real Estate, among others, and we have developed an e-commerce platform for all types of offices. As of the date of this prospectus, Junzhang Shanghai has established 20 subsidiaries across China and obtained the national high-tech enterprise certification.

Relying on our team’s rich experience in serving customer as well as technology development over the past 20 years, we have created an innovative cross-region service brand, EShallGo, to provide customers from across the country by addressing their customized office needs. As an independently developed solution provider with our own intellectual property rights, EShallGo is adopting “cloud procurement, cloud management and cloud services” and other powerful tools to lay the cornerstones for our future growth plan. We are in the process of establishing a system covering office services, sales, leasing, warranty service and life-time maintenance covering major cities across the country. We have obtained ISO9001, ISO14001, ISO45001 certifications and other national management system certifications.

Although the Chinese economy annual growth rates no longer sustain an unprecedented level of 10%-plus as in the last decades, as 2010 marks the last year China’s GDP grew by 10.3%, the economic activities in China continue to thrive and prosper in recent years, and demand for corporate office services has become a new market growth point. In light of the industry growth, EShallGo is looking to take the lead in this new market by proposing the “Internet & Service E-commerce model”. The e-commerce business and its related platform were officially launched in the second half of 2024. Junzhang Shanghai has set up all service categories on the platform that are in line with the industry by acquiring the ICP certificate and EDI certificate, which are business licenses for e-commerce platform operations in China and could take up to two years to obtain. The platform is exclusively available to government agencies and large enterprises within Chinese mainland, providing e-commerce qualification review services for our company in bidding and tendering projects. Upon our successful qualification, the platform can directly integrate with customers’ internal procurement platforms, enabling customers to place orders via their own procurement systems. This platform is not open to end customers or individual users. Junzhang Shanghai has also independently developed its proprietary software, remote management systems and the mobile applications, all of which await to be further refined and tested to accommodate the business-end users, and was officially launched and put into use in the first half of 2025. These products mainly serve internal groups and external cooperative customers, and are currently under continuous optimization and iteration. With the steady progress of business, the R&D team will continuously optimize, adjust and innovate system functions based on customer feedback and actual usage scenarios, so as to continuously improve product stability and user experience. Furthermore, Junzhang Shanghai’s continuing geographical expansion efforts have resulted in more than 155 service outlets and more than 1,500 registered technical service personnel in lower-tier cities. These service outlets have contracted with Junzhang Shanghai through one of its 20 subsidiaries to provide local aftersales maintenance and repair services to largely institutional customers of Shanghai Junzhang. In order to continue its expansion efforts, consolidate its relationship with local vendors, and further promote Eshallgo’s brand awareness, Shanghai Junzhang does not currently charge management fees at this stage and allow the service points to retain all service-related revenues. This enabled us to lay a good foundation for Eshallgo’s future e-commerce development. Our long-term goal is to become a leading service provider for not only office total solutions, but also to expand our service technology to other types of house products.

Corporate Structure

We commenced our commercial operations in 2015 through Junzhang Digital Technology (Shanghai) Co., Ltd., or Junzhang Shanghai. On June 16, 2021, to facilitate offshore financing, we incorporated Eshallgo Inc under the laws of the Cayman Islands as our offshore holding company. On June 30, 2021, we established Junzhang Monarch Limited, or Junzhang HK, our wholly-owned Hong Kong subsidiary, and on July 22, 2021, we established Shanghai Eshallgo Enterprise Development (Group) Co., Ltd., or WOFE, which is a wholly-owned subsidiary of Junzhang HK.

Due to restrictions imposed by PRC laws and regulations on foreign ownership of companies that engage in internet, value-added telecommunications services and other related business. Junzhang Shanghai later entered into a series of contractual arrangements with EShallGo Shanghai, which we refer to as the VIE (variable interest entity), and its shareholders. We depend on these contractual arrangements with the VIE, in which we have no ownership interests, and its shareholders to conduct most aspects of our operation. We have relied and expect to continue to rely on these contractual arrangements to conduct our business in China.

Under PRC laws and regulations, our PRC subsidiaries may pay cash dividends to us out of their respective accumulated profits. However, the ability of our PRC subsidiaries to make such distribution to us is subject to various PRC laws and regulations, including the requirement to fund certain statutory funds, as well as potential restriction on currency exchange and capital controls imposed by the PRC governments.

The following diagram illustrates our corporate structure, including our principal subsidiaries and the VIEs:

Eshallgo Inc.
(a Cayman Islands company)
75%
100%
Junzhang Monarch Limited
(a Hong Kong SAR company)
ESHALLGO USA, INC.
(a USA company)
Offshore
100%
Onshore
Shanghai eshallgo Enterprise Development (Group) Co., Ltd.
(a PRC company)
25%
Contractual Agreements
55%
Junzhang Digital Technology
(Suzhou) Co., Ltd.
Junzhang Digital Technology
(Changzhou) Co., Ltd.
Zibo Eshallgo Information
Technology Co., Ltd.
(PRC companies)
Junzhang Digital Technology
(Beijing) Co., Ltd.
(a PRC company)
Junzhang Digital Technology
(Shanghai) Co., Ltd.
(a PRC company)
55%
100%
Ningbo Haishu Eshallgo Junzhang Digital Technology Co., Ltd.
Changchun Eshallgo Information Technology Co., Ltd.
Shijiazhuang Eshallgo Information Technology Co., Ltd.
Guangzhou Eshallgo Office Equipment leasing Co., Ltd.
Tianjin Eshallgo Office Equipment Leasing Co., Ltd.
Hefei Junzhang Eshallgo Digital Products Co., Ltd.
Shanghai Changyun Industrial Development Co.. ltd.
Shenzhen Eshallgo Infomation Technology Co.. Ltd.
Hangzhou Eshallgo Information Technology Co., Ltd.
Zhengzhou Junzhang Office Equipment Co., Ltd.
Chengdu Junzhang Digital Technology Co., Ltd.
Chongqing Eshallgo Office Equipment Co., Ltd.
Beijing Eshallgo Technology Development Co., Ltd.
Harbin Eshallgo Infomation Technology Co., Ltd.
Xi'an Eshallgo inforation Technology Co., Ltd.
Kunming Eshallgo Information Technology Co., Ltd.
Qingdao Eshallgo Infommation Technology Co., Ltd.
Qinghai Eshallgo Information Technology Co., Ltd.
ESHALLGO Office Supplies (Shanghai) Co., Ltd.
(PRC companies)
Shanghai Lixin Office
Equipment Co., Ltd.
(a PRC company)
Equity interest
Contractual
Agreements

(i)	Contractual Arrangements with the VIEs and Their Shareholders

Due to PRC legal restrictions on foreign ownership, neither we nor our subsidiaries own any direct equity interest in Junzhang Beijing or Junzhang Shanghai. Instead, for accounting purposes, we are the primary beneficiary and receive the economic benefits of Junzhang Beijing or Junzhang Shanghai’s business operation through a series of contractual arrangements. EShallGo WFOE, Junzhang Beijing, Junzhang Shanghai and the shareholders of Junzhang Shanghai or Junzhang Beijing or entered into a series of contractual arrangements, also known as VIE Agreements, on July 30, 2021 and December 3, 2021. We have evaluated the guidance in FASB ASC 810 and determined that Eshallgo WFOE is the primary beneficiary of the consolidated VIEs, for accounting purposes, because, pursuant to the VIE agreements, the VIEs shall pay service fees equal to all of its net income to Eshallgo WFOE, and Eshallgo WFOE has the power to direct the activities of the VIEs that can significantly impact the VIEs’ economic performance and is obligated to absorb all of losses of the VIEs. The VIE agreements are designed to render the operations of the VIEs to be solely for the benefit of Eshallgo WFOE, and, ultimately, Eshallgo, which has indirect ownership in 100% of the equity in Eshallgo WFOE. Accordingly, under U.S. GAAP, we treat the VIE and its subsidiaries as consolidated affiliated entities and have consolidated their financial results in our financial statements. If Junzhang Beijing or Junzhang Shanghai and their subsidiaries or the shareholders of Junzhang Beijing and Junzhang Shanghai fail to perform their respective obligations under the contractual arrangements, we could be limited in our ability to enforce the contractual arrangements. Furthermore, if we are unable to maintain our rights as the primary beneficiary over the VIEs, we would not be able to continue to consolidate the financial results of the variable interest entity in our financial statements.

The following is a selection of the currently effective contractual arrangements by and among our wholly-owned subsidiary, EShallGo Shanghai, and the VIEs, Junzhang Beijing and Junzhang Shanghai. These contractual arrangements enable us to (i) exercise our rights as the primary beneficiary over the VIEs; (ii) receive substantially all of the economic benefits of the VIEs; and (iii) have an exclusive option to purchase all or part of the equity interests in and assets of it when and to the extent permitted by PRC law.

1)	Shareholders’ Power of Attorney

The shareholders of Junzhang Beijing or Junzhang Shanghai signed shareholders’ Power of Attorney with EShallGo WFOE, pursuant to which each shareholder of Junzhang Beijing or Junzhang Shanghai irrevocably authorized EShallGo WFOE or any person(s) designated by EShallGo WFOE to exercise such shareholder’s rights in Junzhang Beijing or Junzhang Shanghai, including without limitation, the power to participate in and vote at shareholder’s meetings, the power to nominate and appoint the directors, senior management, the power to sell or transfer such shareholder’s equity interest in Junzhang Beijing or Junzhang Shanghai, and other shareholders’ voting rights permitted by the Articles of Association of Junzhang Beijing or Junzhang Shanghai. The shareholders’ Power of Attorney remains irrevocable and continuously valid from the date of execution so long as each shareholder remains as a shareholder of Junzhang Beijing or Junzhang Shanghai.

2)	Equity Interest Pledge Agreement

Pursuant to the equity interest pledge agreement entered into among EShallGo WFOE, Junzhang Beijing/Junzhang Shanghai and the shareholders of Junzhang Beijing/Junzhang Shanghai, respectively, the shareholders of Junzhang Beijing/Junzhang Shanghai pledged all of their equity interests in Junzhang Beijing/Junzhang Shanghai to EShallGo WFOE to guarantee Junzhang Beijing or Junzhang Shanghai’s obligations under the contractual arrangements including the exclusive business cooperation agreement, the exclusive option agreement and the shareholders’ power of attorney and this equity interest pledge agreement, as well as any loss incurred due to events of default defined therein and all expenses incurred by EShallGo WFOE in enforcing such obligations of Junzhang Beijing, Junzhang Shanghai, or their shareholders. In the event of default defined therein, upon written notice to the shareholders of Junzhang Beijing or Junzhang Shanghai, EShallGo WFOE, as pledgee, will have the right to dispose of the pledged equity interests in Junzhang Beijing or Junzhang Shanghai and priority in receiving the proceeds from such disposition. The shareholders of Junzhang Beijing or Junzhang Shanghai agree that, without EShallGo WFOE’s prior written approval, during the term of the equity pledge agreement, they will not dispose of the pledged equity interests or create or allow any other encumbrance on the pledged equity interests. The pledge shall become effective on such date when the pledge of the equity interest contemplated in the equity interest pledge agreement is registered appropriately, and the pledge shall remain effective until all contractual obligations have been fully performed and all secured indebtedness have been fully paid. The shareholders, Junzhang Beijing and Junzhang Shanghai shall not have any right to terminate this agreement in any event unless otherwise required by PRC laws.

3)	Equity Interest Pledge Agreement

Pursuant to the equity interest pledge agreement entered into among EShallGo WFOE, Junzhang Beijing/Junzhang Shanghai and the shareholders of Junzhang Beijing/Junzhang Shanghai, respectively, the shareholders of Junzhang Beijing/Junzhang Shanghai pledged all of their equity interests in Junzhang Beijing/Junzhang Shanghai to EShallGo WFOE to guarantee Junzhang Beijing or Junzhang Shanghai’s obligations under the contractual arrangements including the exclusive business cooperation agreement, the exclusive option agreement and the shareholders’ power of attorney and this equity interest pledge agreement, as well as any loss incurred due to events of default defined therein and all expenses incurred by EShallGo WFOE in enforcing such obligations of Junzhang Beijing, Junzhang Shanghai, or their shareholders. In the event of default defined therein, upon written notice to the shareholders of Junzhang Beijing or Junzhang Shanghai, EShallGo WFOE, as pledgee, will have the right to dispose of the pledged equity interests in Junzhang Beijing or Junzhang Shanghai and priority in receiving the proceeds from such disposition. The shareholders of Junzhang Beijing or Junzhang Shanghai agree that, without EShallGo WFOE’s prior written approval, during the term of the equity pledge agreement, they will not dispose of the pledged equity interests or create or allow any other encumbrance on the pledged equity interests. The pledge shall become effective on such date when the pledge of the equity interest contemplated in the equity interest pledge agreement is registered appropriately, and the pledge shall remain effective until all contractual obligations have been fully performed and all secured indebtedness have been fully paid. The shareholders, Junzhang Beijing and Junzhang Shanghai shall not have any right to terminate this agreement in any event unless otherwise required by PRC laws.

4)	Spousal Consent Letters

The spouses of the shareholders of Junzhang Shanghai signed spousal consent letters, pursuant to which the spouse unconditionally and irrevocably agreed that the equity interest in Junzhang Shanghai held by them and registered in their names will be disposed of pursuant to the equity interest pledge agreement, the exclusive option agreement and the shareholders’ power of attorney. Each of their spouses agreed not to assert any rights over the equity interest in Junzhang Shanghai held by their respective spouses. In addition, in the event that any spouse obtains any equity interest in Junzhang Shanghai held by his or her spouse for any reason, he or she agreed to be bound by the contractual arrangements.

5)	Exclusive Business Cooperation Agreement

EShallGo WFOE and Junzhang Beijing, and EShallGo WFOE and Junzhang Shanghai entered into exclusive business cooperation agreements, pursuant to which EShallGo WFOE has the exclusive right to provide to Junzhang Beijing or Junzhang Shanghai technical support, consulting services and other services related to, among other things, design and development, operation maintenance, product consulting, and management and marketing consulting. EShallGo WFOE has the exclusive ownership of intellectual property rights created as a result of the performance of this agreement. Junzhang Beijing and Junzhang Shanghai agree to pay EShallGo WFOE service fees at an amount as determined by EShallGo WFOE. This agreement will remain effective upon execution, and unless terminated in accordance with the provisions of this agreement or terminated in writing by EShallGo WFOE. Junzhang Beijing and Junzhang Shanghai shall not have any right to terminate this agreement in any event unless otherwise required by PRC laws. On July 30, 2021 and December 3, 2021, WFOE executed a supplementary agreement to the Exclusive Business Cooperation Agreement with Junzhang Beijing and Junzhang Shanghai, respectively, which amended the “services fee” to be VIEs’ net income, which is pretax income after deducting relevant costs and reasonable expenses.

6)	Exclusive Option Agreement

EShallGo WFOE, Junzhang Beijing and each of the shareholders of Junzhang Beijing, Junzhang Shanghai and each of the shareholders of Junzhang Shanghai have entered into exclusive option agreements, pursuant to which each of the shareholders of Junzhang Beijing and Junzhang Shanghai irrevocably granted EShallGo WFOE an exclusive call option to purchase, or have its designated person(s) to purchase, at its discretion, all or part of their equity interests in Junzhang Beijing and Junzhang Shanghai, and the purchase price shall be the lowest price permitted by applicable PRC law. Each of the shareholders of Junzhang Beijing and Junzhang Shanghai undertake that, without the prior written consent of EShallGo WFOE, they may not increase or decrease the registered capital or change its structure of registered capital in other manners, dispose of its assets or beneficial interest in the material business or allow the encumbrance thereon of any security interest, incur any debts or guarantee liabilities, enter into any material purchase agreements, enter into any merger, acquisition or investments, amend its articles of association, distribute dividends to any of the shareholders or provide any loans to third parties. The exclusive option agreement will remain effective until all equity interests in Junzhang Beijing or Junzhang Shanghai held by the shareholders of Junzhang Beijing and Junzhang Shanghai are transferred or assigned to EShallGo WFOE or its designated person(s). The shareholders of Junzhang Beijing and Junzhang Shanghai shall not have any right to terminate this agreement in any event unless otherwise required by PRC laws.

Although we took every precaution available to effectively enforce the contractual and corporate relationship above, these contractual arrangements may still be less effective than direct ownership and that the Company may incur substantial costs to enforce the terms of the arrangements. For example, the VIEs and their shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIEs, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by the VIEs and their shareholders of their obligations under the contracts to exercise our rights as the primary beneficiary of over the VIEs. The shareholders of our consolidated VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. In addition, failure of the VIE shareholders to perform certain obligations could compel the Company to rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which may not be effective.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective power as the primary beneficiary over our operating entities and we may be precluded from operating our business, which would have a material adverse effect on our financial condition and results of operations. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. For a detailed description of the certainties of the VIE arrangements, see “Risk Factors – Risks Related to Our Corporate Structure and Operation.”

Transfers of Cash to and from the VIEs and Subsidiaries

Eshallgo Inc is a holding company with no operations of its own. We conduct our operations in China primarily through the VIEs in China. We may rely on dividends to be paid by the VIEs and their subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If the VIEs and their subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Eshallgo Inc is permitted under the Cayman Islands laws to provide funding to our subsidiaries in Hong Kong and PRC through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Eshallgo HK is also permitted under the laws of Hong Kong to provide funding to EShallGo through dividend distribution without restrictions on the amount of the funds.  As of the date of this prospectus, there has been no distribution of dividends or assets among the holding company or the subsidiaries, or to the VIEs or investors.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, or settle amounts owed under the VIE agreements, if any, and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Subject to the Companies Act (Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, and our memorandum and articles of association, as amended and restated from time to time, our board of directors has discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account of the Company, provided that in no circumstances may a dividend be paid if this would result in, immediately following the date on which the dividend is proposed to be paid, the company being unable to pay its debts as they fall due in the ordinary course of business.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is levied in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not prohibit the transfer of cash from EShallGo to EShallGo HK or from EShallGo HK to EShallGo, provided that each transfer shall comply with PRC foreign exchange laws and regulations. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors.

Current PRC regulations permit our PRC subsidiaries to pay dividends to EShallGo HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of the VIEs and their subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Class A Ordinary Shares.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

In order for us to pay dividends to our shareholders, we will rely on payments made from the VIEs and their subsidiaries, to EShallGo WFOE, from EShallGo WFOE to EShallGo HK, and from EShallGo HK to EShallGo. Certain payments from the VIEs and their subsidiaries to EShallGo HK are subject to PRC taxes, including business taxes and VAT. As of the date of this prospectus, our PRC subsidiaries have not made any transfers or distributions. Besides the potential tax consequences, we do not anticipate any difficulties or limitations on our ability to transfer cash between the holding company and the subsidiaries, or between the VIEs and the subsidiaries in the future. However, we have not installed any cash management policies that dictate how funds are transferred between the holding company, the subsidiaries and the VIEs. Furthermore, to the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company, our subsidiaries, or the consolidated VIEs by the PRC government to transfer cash.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, EShallGo HK. As of the date of this prospectus, EShallGo WFOE currently does not have any plan to declare and pay dividends to EShallGo HK and we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. EShallGo HK intends to apply for the tax resident certificate when EShallGo WFOE plans to declare and pay dividends to EShallGo HK. When EShallGo WFOE plans to declare and pay dividends to EShallGo HK and when we intend to apply for the tax resident certificate from the relevant Hong Kong tax authority, we plan to inform the investors through SEC filings, such as a current report on Form 6-K, prior to such actions. See “Risk Factors - Risks Related to Doing Business in the PRC- We principally rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business or financial condition.” on page 44.

Summary of Financial Position and Cash Flows of Eshallgo, its VIEs and the VIE subsidiaries

The consolidated financial statements included in this annual report reflect financial position and cash flows of the registrant, Cayman Islands incorporated parent company, Eshallgo Inc, together with those of its subsidiaries, the VIE and the VIE subsidiaries, on a consolidated basis. The tables below are condensed consolidating schedules summarizing separately the financial position and cash flows of the registrant, Cayman Islands incorporated parent company, ESHALLGO INC (“Parent Company” in the tables below), and its subsidiaries, together with eliminating adjustments.

SELECTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Six Months Ended September 30, 2025
	ESHALLGO	Subsidiary
	(Cayman	(Hong	WFOE			Consolidated
	Islands)	Kong)	(PRC)	VIE (PRC)	Eliminations	Total
Revenues	$—	$—	$1,165,821	$6,624,444	$—	$7,790,265
Service income from VIE and VIE’s subsidiaries	$—	$—	$—	$—	$—	$—
Equity in earnings of subsidiaries and VIEs	$(1,587,564)	$(1,506,316)	$(808,361)	$—	$3,093,881	$(808,361)
Consulting fee in relation to services rendered by WFOE	$—	$—	$—	$—	$—	$—
Net income (loss) attributable to non-controlling interest	$—	—	(3,429)	(279,897)	—	(283,326)
Net loss attributable to Eshallgo Inc	$(7,301,142)	$(1,587,564)	$(1,506,317)	$(808,361)	$3,902,242	$(7,301,142)
Comprehensive income (loss) attributable to non-controlling interest	—	—	(3,692)	(164,620)	—	(168,312)
Comprehensive loss attributable to Eshallgo Inc	$(7,123,737)	$(1,410,159)	$(1,328,610)	$(673,039)	$3,411,808	$(7,123,737)

	For the Year Ended March 31, 2025
	ESHALLGO	Subsidiary
	(Cayman	(Hong	WFOE			Consolidated
	Islands)	Kong)	(PRC)	VIE (PRC)	Eliminations	Total
Revenues	$—	$—	$1,238,283	$12,233,829	$—	$13,472,112
Service income from VIE and VIE’s subsidiaries	$—	$—	$—	$—	$—	$—
Equity in earnings of subsidiaries and VIEs	$(2,648,393)	$(2,534,310)	$(1,310,001)	$—	$5,182,703	$(1,310,001)
Consulting fee in relation to services rendered by WFOE	$—	$—	$—	$—	$—	$—
Net income (loss) attributable to non-controlling interest	—	—	10,272	(112,560)	—	(102,288)
Net loss attributable to Eshallgo Inc	$(10,798,318)	$(2,648,393)	$(2,534,310)	$(1,310,001)	$6,492,704	$(10,798,318)
Comprehensive loss attributable to non-controlling interest	—	—	(9,835)	(94,698)	—	(104,533)
Comprehensive loss attributable to Eshallgo Inc	$(10,851,497)	$(2,701,572)	$(2,585,626)	$(1,325,653)	$6,612,851	$(10,851,497)

	For the Year Ended March 31, 2024
	ESHALLGO	Subsidiary
	(Cayman	(Hong	WFOE			Consolidated
	Islands)	Kong)	(PRC)	VIE (PRC)	Eliminations	Total
Revenues	$—	$—	$—	$16,963,957	$—	$16,963,957
Service income from VIE and VIE’s subsidiaries	$—	$—	$13,497	$—	$(13,497)	$—
Equity in earnings of subsidiaries and VIEs	$8,652	$8,652	$—	$—	$(17,304)	$—
Consulting fee in relation to services rendered by WFOE	$—	$—	$—	$(13,497)	$13,497	$—
Net income attributable to non-controlling interest	—	—	—	836,679	—	836,679
Net income attributable to Eshallgo Inc	$8,652	$8,652	$8,652	$—	$(17,304)	$8,652
Comprehensive income attributable to non-controlling interest	—	—	—	538,925	—	538,925
Comprehensive loss attributable to Eshallgo Inc	$(517,937)	$(517,937)	$(517,937)	$(501,925)	$1,537,799	$(517,937)

	For the Year Ended March 31, 2023
	ESHALLGO	Subsidiary
	(Cayman	(Hong	WFOE			Consolidated
	Islands)	Kong)	(PRC)	VIE (PRC)	Eliminations	Total
Revenues	$—	$—	$—	$18,425,312	$—	$18,425,312
Service income from VIE and VIE’s subsidiaries	$—	$—	$484,866	$—	$(484,866)	$—
Equity in earnings of subsidiaries and VIEs	$477,689	$477,689	$—	$—	$(955,378)	$—
Consulting fee in relation to services rendered by WFOE	$—	$—	$—	$(484,866)	$484,866	$—
Net income attributable to non-controlling interest	—	—	—	792,237	—	792,237
Net income attributable to Eshallgo Inc	$477,689	$477,689	$477,689	$—	$(955,378)	$477,689
Comprehensive income attributable to non-controlling interest	—	—	—	362,261	—	362,261
Comprehensive loss attributable to Eshallgo Inc	$(312,477)	$(312,477)	$(312,477)	$(813,430)	$1,438,384	$(312,477)

	As of September 30, 2025
	ESHALLGO	Subsidiary
	(Cayman	(Hong	WFOE			Consolidated
	Islands)	Kong)	(PRC)	VIE (PRC)	Eliminations	Total
Cash	$633,026	$966,515	$116,940	$2,287,645	$—	$4,004,126
Service fee receivable due from VIE and VIE’s subsidiaries	$—	$—	$1,099,457	$—	$(1,099,457)	$—
Intercompany receivable	$3,452,100	$13,257	$1,132,568	$5,677	$(4,603,602)	$—
Total current assets	$5,668,716	$1,264,892	$4,015,678	$16,278,003	$(5,703,059)	$21,524,230
Investments in subsidiaries and VIEs	$7,121,994	$8,769,489	$6,648,378	$—	$(22,539,861)	$—
Total non-current assets	$7,121,994	$8,769,489	$7,010,555	$1,068,946	$(22,539,861)	$1,431,123
Total Assets	$12,790,710	$10,034,381	$11,026,233	$17,346,949	$(28,242,920)	$22,955,353
Service fee payable due to WFOE	$—	$—	$—	$1,099,457	$(1,099,457)	$—
Intercompany payable	$—	$2,902,648	$1,006,708	$694,246	$(4,603,602)	$—
Total Liabilities	$2,136,034	$2,912,387	$2,238,463	$4,785,820	$(5,703,059)	$6,369,645
Total Shareholders’ Equity	$10,654,676	$7,121,994	$8,769,489	$6,648,378	$(22,539,861)	$10,654,676
Non-controlling interest	$—	$—	$18,281	$5,912,751	$—	$5,931,032
Total Equity	$10,654,676	$7,121,994	$8,787,770	$12,561,129	$(22,539,861)	$16,585,708
Total Liabilities and Equity	$12,790,710	$10,034,381	$11,026,233	$17,346,949	$(28,242,920)	$22,955,353

	As of March 31, 2025
	ESHALLGO	Subsidiary
	(Cayman	(Hong	WFOE			Consolidated
	Islands)	Kong)	(PRC)	VIE (PRC)	Eliminations	Total
Cash	$2,885,258	$828,208	$141,583	$3,745,251	$—	$7,600,300
Service fee receivable due from VIE and VIE’s subsidiaries	$—	$—	$1,099,457	$—	$(1,099,457)	$—
Intercompany receivable	$3,564,119	$—	$908,148	$661	$(4,472,928)	$—
Total current assets	$8,046,622	$1,016,017	$3,116,653	$16,364,314	$(5,572,385)	$22,971,221
Investments in subsidiaries and VIEs	$7,032,153	$8,998,099	$7,321,417	$—	$(23,351,669)	$—
Total non-current assets	$7,032,153	$8,998,099	$7,684,418	$1,475,071	$(23,351,669)	$1,838,072
Total Assets	$15,078,775	$10,014,116	$10,801,071	$17,839,385	$(28,924,054)	$24,809,293
Service fee payable due to WFOE	$—	$—	$—	$1,099,457	$(1,099,457)	$—
Intercompany payable	$—	$2,970,071	$1,006,708	$496,149	$(4,472,928)	$—
Total Liabilities	$4,608,677	$2,981,963	$1,787,076	$4,446,845	$(5,572,385)	$8,252,176
Total Shareholders’ Equity	$10,470,098	$7,032,153	$8,998,099	$7,321,417	$(23,351,669)	$10,470,098
Non-controlling interest	$—	$—	$15,896	$6,071,123	$—	$6,087,019
Total Equity	$10,470,098	$7,032,153	$9,013,995	$13,392,540	$(23,351,669)	$16,557,117
Total Liabilities and Equity	$15,078,775	$10,014,116	$10,801,071	$17,839,385	$(28,924,054)	$24,809,293

	As of March 31, 2024
	ESHALLGO	Subsidiary
	(Cayman	(Hong	WFOE			Consolidated
	Islands)	Kong)	(PRC)	VIE (PRC)	Eliminations	Total
Cash	$—	$—	$51,857	$5,310,244	$—	$5,362,101
Service fee receivable due from VIE and VIE’s subsidiaries	$—	$—	$1,099,457	$—	$(1,099,457)	$—
Intercompany receivable	$1,008,708	$—	$861,328	$—	$(1,870,036)	$—
Total current assets	$1,008,708	$—	$2,093,363	$17,940,990	$(2,969,493)	$18,073,568
Investments in subsidiaries and VIEs	$9,733,725	$9,733,725	$8,647,070	$—	$(19,467,450)	$8,647,070
Total non-current assets	$9,733,725	$9,733,725	$8,647,070	$1,613,100	$(28,114,520)	$1,613,100
Total Assets	$10,742,433	$9,733,725	$10,740,433	$19,554,090	$(31,084,013)	$19,686,668
Service fee payable due to WFOE	$—	$—	$—	$1,099,457	$(1,099,457)	$—
Intercompany payable	$—	$—	$1,006,708	$863,328	$(1,870,036)	$—
Total Liabilities	$—	$—	$1,006,708	$4,541,587	$(2,969,493)	$2,578,802
Total Shareholders’ Equity	$10,742,433	$9,733,725	$9,733,725	$8,647,070	$(28,114,520)	$10,742,433
Non-controlling interest	$—	$—	$—	$6,365,433	$—	$6,365,433
Total Equity	$10,742,433	$9,733,725	$9,733,725	$15,012,503	$(28,114,520)	$17,107,866
Total Liabilities and Equity	$10,742,433	$9,733,725	$10,740,433	$19,554,090	$(31,084,013)	$19,686,668

SELECTED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six-months Ended September 30, 2025
	ESHALLGO	Subsidiary
	(Cayman	(Hong	WFOE			Consolidated
	Islands)	Kong)	(PRC)	VIE (PRC)	Eliminations	Total
Net cash used in operating activities	$(877,752)	$(180,437)	$(943,848)	$(2,223,904)	$—	$(4,225,941)
Net cash provided by (used in) investing activities	$(1,374,480)	$(1,596,720)	$(197,397)	$337,224	$3,190,830	$359,457
Net cash provided by financing activities	$—	$1,918,424	$1,114,147	$372,720	$(3,190,830)	$214,461

	For the Year Ended March 31, 2025
	ESHALLGO	Subsidiary
	(Cayman	(Hong	WFOE			Consolidated
	Islands)	Kong)	(PRC)	VIE (PRC)	Eliminations	Total
Net cash provided by (used in) operating activities	$(1,093,115)	$(112,479)	$(1,579,397)	$1,501,559	$—	$(1,283,432)
Net cash used in investing activities	$(4,665,669)	$(2,038,554)	$(183,425)	$(3,345,406)	$5,069,840	$(5,163,214)
Net cash provided by financing activities	$8,644,042	$2,977,807	$1,853,316	$273,659	$(5,069,840)	$8,678,984

	For the Year Ended March 31, 2024
	ESHALLGO	Subsidiary
	(Cayman	(Hong	WFOE			Consolidated
	Islands)	Kong)	(PRC)	VIE (PRC)	Eliminations	Total
Net cash provided by (used in) operating activities	$—	$—	$(4,776)	$2,225,194	$—	$2,220,418
Net cash used in investing activities	$—	$—	$(498,341)	$(1,563,434)	$444,834	$(1,616,941)
Net cash provided by financing activities*	$—	$—	$458,341	$36,924	$(444,834)	$50,431

*	During the year ended March 31, 2024, the Company issued $458,341 of Class A ordinary shares and the proceeds were deposited directly into a subsidiary and the VIEs which resulted in an intercompany payable to the parent company.

	For the Year Ended March 31, 2023
	ESHALLGO	Subsidiary
	(Cayman	(Hong	WFOE			Consolidated
	Islands)	Kong)	(PRC)	VIE (PRC)	Eliminations	Total
Net cash provided by (used in) operating activities	$—	$—	$(9,592)	$793,532	$—	$783,940
Net cash provided by (used in) investing activities	$—	$—	$(443,437)	$1,162,959	$443,437	$1,162,959
Net cash provided by financing activities*	$—	$—	$520,833	$443,497	$(443,437)	$520,893

*	During the year ended March 31, 2023, the Company issued $548,367 of Class A ordinary shares and the proceeds were deposited directly into a subsidiary and the VIEs which resulted in an intercompany payable to the parent company.

ROLL-FORWARD OF INVESTMENT IN SUBSIDIARIES AND VIE

Balance, March 31, 2023	$10,251,662
Net income	8,652
Foreign Currency Translation Adjustments	(526,589)
Balance, March 31, 2024	$9,733,725
Net loss	(2,648,393)
Foreign Currency Translation Adjustments	(53,179)
Balance, March 31, 2025	$7,032,153
Investment in a subsidiary	1,500,000
Net loss	(1,587,564)
Foreign Currency Translation Adjustments	177,405
Balance, September 30, 2025	7,121,994

Recent Development

Adoption of 2025 Share Incentive Plan

On October 15, 2025, the Company adopted a 2025 equity incentive plan (the “2025 Plan”) to motivate, attract and retain directors, consultants or key employees to exert their best efforts on behalf of the Company and link their personal interests to those of the Company’s shareholders. The 2025 Plan has a maximum number of 3,500,000 Class A ordinary shares of the Company available for issuance pursuant to all awards under the 2025 Plan.

Private Placement

On November 29, 2024, the Company entered into a securities purchase agreement with the Selling Shareholder to place Convertible Debentures with a maturity date of 364 days after the issuance of the first Debenture in the aggregate principal amount of up to $5,000,000 at a purchase price equal to 95% of the subscription amount at each closing, provided that in case of an event of default, the Debenture may, at the Selling Shareholder’s election, become immediately due and payable. In addition, the Company paid a commitment fee equal to 1% of the amount of the Convertible Debentures and a one-time due diligence and structuring fee of $25,000 at the closing. The initial closing of the transaction in the principal amount of $1,500,000 in Debenture occurred on November 29, 2024.

The Selling Shareholder may convert the Debenture in its sole discretion into the Company’s common shares at any time at the lower of $4.756 or 93% of the lowest daily VWAP for the Class A Ordinary Shares during the 5 consecutive trading days immediately preceding the conversion date, provided that the conversion price may not be less than $0.78954 (the “Floor Price”). The Selling Shareholder may not convert any portion of a Debenture if such conversion would result in the Selling Shareholder beneficially owning more than 4.99% of Company’s then issued Class A Ordinary Shares, provided that such limitation may be waived by the Selling Shareholder with 65 days’ notice. Any time after the issuance of the Convertible Debentures that the daily VWAP is less than $0.78954 for a period of 10 consecutive trading days in a period of 15 consecutive trading day period (each such occurrence, an “Amortization Event”) and only for so long as such conditions exist after a Amortization Event, the Company shall make monthly payments beginning on the 10th trading day after the Amortization Event date and continuing on the same day of each successive calendar month. Each monthly payment shall be in an amount equal to the sum of (i) $1,000,000 of the principal or the outstanding principal if the principal is less than such amount plus, (ii) the payment premium of 10% in respect of such amount in (i), and (iii) accrued and unpaid interest hereunder as of each payment date.

The Company also entered into a registration rights agreement, date November 29, 2024, pursuant to which the Company agreed to register for resale the Class A Ordinary Shares issuable pursuant to the Convertible Debentures with the SEC within 21 days from the date of the registration rights agreement.

Pursuant to the securities purchase agreement, the Convertible Debentures were or will be issued in a private placement pursuant to an exemption from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D thereunder.

On October 17, 2025, the Company entered into a letter agreement (the “Letter Agreement”) with the holder of the Convertible Debenture to amend the “Floor Price” of the Convertible Debenture to $0.40 per share.

On December 16, 2025 and January 12, 2026, the Company entered into two forbearance agreements (each a “Forbearance Agreement” and collectively the “Forbearance Agreements”) with the Selling Shareholder, pursuant to which the Company acknowledged the existing defaults as described in the Forbearance Agreements (the “Existing Defaults”), and the Selling Shareholder agreed to forbear from exercising its rights and remedies under the Transaction Documents or applicable law in respect of or arising out of the Existing Defaults, subject to the conditions, amendments and modifications contained herein for the period commencing from December 16, 2025 and ending on February 12, 2026, so long as (i) the Company strictly complies with the terms of this Agreement, and (ii) there is no occurrence or existence of any other Event of Default, other than the Existing Defaults. As consideration for the Holder forbearing to exercise its rights under the Transaction Documents, the Company has paid to the Selling Shareholder a total of $125,000 under the Forbearance Agreements, which shall not be applied to the principal and interest due and outstanding under the Debentures. As of the date of this report, shares of the Company’s Class A ordinary share totaling 2,317,177 were subsequently issued by the Company to the Debenture Holder equaling principal and interests amounted to $1,115,521, and cash amounted to $800,000 were repaid to the Debenture Holder.

Changes in Company’s Certifying Accountant

Effective on January 10, 2025, the Company dismissed its independent registered auditor, Marcum Asia CPAs LLP, which action was approved and ratified by the Company’s Board of Directors and the Audit Committee on January 10, 2025. During the Company’s fiscal year ended March 31, 2024 and through January 10, 2025, the date of dismissal, (a) there were no disagreements with Marcum Asia CPAs LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum Asia CPAs LLP, would have caused it to make reference thereto in its reports on the financial statements for such year and (b) there were no “reportable events” as described in Item 16F of Form 20-F, except for the material weakness related to the Company’s internal control over financing reporting, including (i) no sufficient personnel with appropriate levels of accounting knowledge and experience to address complex U.S. GAAP accounting issues and to prepare and review financial statements and related disclosures under U.S. GAAP; and (ii) lack of proper IT control related to logical access security, which has been disclosed in the Company’s report on Form 20-F for the fiscal year ended March 31, 2024, as amended.

On January 10, 2025, the Board of Directors of the Company and the Audit Committee of the Company approved and ratified the appointment of YCM CPA INC. as its new independent registered public accounting firm to audit the Company’s financial statements, effective January 10, 2025. During the most recent fiscal year ended March 31, 2024 and any subsequent interim periods through the date hereof prior to the engagement of YCM CPA INC., neither the Company, nor someone on its behalf, has consulted YCM CPA INC.

Effective on November 18, 2025, the Company dismissed its independent registered auditor, YCM CPA INC. (“YCM”), which action was approved and ratified by the Company’s Board of Directors and the Audit Committee on November 18, 2025. The reports of YCM on the financial statements of the Company for the fiscal year ended March 31, 2025 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal year ended March 31, 2025 and through November 18, 2025, the date of dismissal, (a) there were no disagreements with YCM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of YCM, would have caused it to make reference thereto in its reports on the financial statements for such year and (b) there were no “reportable events” as described in Item 16F of Form 20-F, except for the material weakness related to the Company’s internal control over financial reporting, including (i) no sufficient personnel with appropriate levels of accounting knowledge and experience to address complex U.S. GAAP accounting issues and to prepare and review financial statements and related disclosures under U.S. GAAP; and (ii) lack of proper IT control related to logical access security, which has been disclosed in the Company’s report on Form 20-F for the fiscal year ended March 31, 2024, as amended. The Company provided YCM with a copy of this disclosure and requested that it furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements.

On November 18, 2025, the Board of Directors of the Company and the Audit Committee of the Company approved and ratified the appointment of Felix CPAs LLC as its new independent registered public accounting firm to audit the Company’s financial statements, effective November 18, 2025. During the most recent fiscal year ended March 31, 2025 and any subsequent interim periods through the date hereof prior to the engagement of Felix CPAs LLC, neither the Company, nor someone on its behalf, has consulted Felix CPAs LLC.

Change in Authorized Capital

On January 8, 2026, at the annual general meeting, shareholders approved (i) an increase of the Company’s authorized share capital from US$10,000 divided into 100,000,000 ordinary shares of a par value of US$0.0001 each, comprising 90,000,000 Class A ordinary shares and 10,000,000 Class B ordinary shares, to US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each, comprising 450,000,000 Class A ordinary shares and 50,000,000 Class B ordinary shares, by the creation of an additional 360,000,000 Class A ordinary shares and 40,000,000 Class B ordinary shares, with immediate effect, and (ii) by ordinary resolution of the holders of Class A ordinary shares, an increase of the voting rights attached to the Class B ordinary shares from ten (10) votes per share to fifty (50) votes per share on all matters subject to vote at general meetings of the Company, subject to the rights, restrictions, qualifications and preferences set forth in the Company’s amended and restated memorandum and articles of association.

Nasdaq Listing Deficiency

As previously disclosed, on July 23, 2025, the Company received a letter from the Listing Qualifications staff of Nasdaq notifying the Company that the minimum closing bid price per share for its class A ordinary shares, par value US$0.0001 per share, was below $1.00 for a period of 30 consecutive business days and that the Company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). Nasdaq provided the Company with a 180 calendar days compliance period, or until January 19, 2026, in which to regain compliance with Nasdaq continued listing requirement. On January 20, 2026, the Company received a letter from Nasdaq, indicating that the Company is granted an additional 180 calendar days, until July 20, 2026, to regain compliance with the minimum bid price requirement of $1.00 per share, as stipulated by Nasdaq Listing Rule 5550(a)(2). If compliance cannot be demonstrated by July 20, 2026, Nasdaq staff will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal Nasdaq staff’s determination to a Hearings Panel. The Company is currently evaluating options to regain compliance and intends to timely regain compliance with Nasdaq’s continued listing requirement. The Company will use all reasonable efforts to achieve compliance with Rule 5550(a)(2).

Security Promissory Note and Pledge Agreement

On February 20, 2026, the Company issued a Secured Promissory Note to a lender in the principal amount of $880,000 for a purchase price of $800,000, reflecting an original issuance discount of $80,000. The Note bears interest at 8% per annum and matures on October 20, 2026. The Company may not voluntarily prepay the Note without the Lender’s prior written consent, and the Lender may require mandatory prepayment of up to 100% of proceeds received by the Company from any debt or equity financing.

In connection with the Note, Zhidan Mao, the Company’s Chairman, and Qiwei Miao, the Company’s Chief Executive Officer and director, each pledged 100% of their Class B Ordinary Shares to the Lender pursuant to a Pledge Agreement, granting the Lender a first-priority security interest in such shares. Upon the occurrence of certain events of default, the interest rate on the Note automatically increases to 18%, and the Lender is entitled to exercise customary secured party remedies with respect to the pledged shares.

The Company used the net proceeds from the Note to repay a portion of the outstanding balance of certain convertible debentures previously issued to YA II PN, LTD.

Our Background

EshallGo, through Junzhang Shanghai, is a one-stop service company dedicated to creating overall solutions for any types of offices. Junzhang Shanghai’s current main business is office equipment and supply sales and aftersales service. Specifically, Junzhang Shanghai has established a long-term cooperation mechanism with world-renowned office equipment makers, such as HP, Epson, Xerox, Sharp, Toshiba, Konica, Kyocera, among others, and is active in the business of providing products and services of office supplies, office equipment leasing, office equipment maintenance services, and related supply chain finance services. However, with more than 20 years of industry experience, our team has developed a vision to move beyond the traditional office supply business model, but to focus on the maintenance and services of these equipment instead. Over the years, our team has built the Company into a holding group with more than 20 provincial-level holding subsidiaries in China, covering all regions of the country and aggregated 150 registered service stations across the country.

As of the date of this prospectus, the Company, through its VIEs, has developed a number of service stations to tend the aftersales needs of its customers across China, and will eventually form cooperative relationships with like-minded businesses to conduct aftersales services together. The subsidiaries currently established are service providers who have completed registration and signed service agreements with Junzhang Shanghai, and help serve tens of thousands of loyal customers all over the country. At the same time, through the brand EShallGo platform developed by Junzhang Digital Technology, a new business model of “Internet + Service e-commerce” can be executed nation-wide. By implementing a centralized online intake platform and dispatching technicians to tend customers’ physical office needs in real-time, EShallGo will establish a model that integrates all online and offline service categories into a one-stop service station. The e-commerce business and related platform were officially launched in the second half of 2024. The platform is exclusively available to government agencies and large enterprises within Chinese mainland, providing e-commerce qualification review services for our company in bidding and tendering projects. Upon our successful qualification, the platform can directly integrate with customers’ internal procurement platforms, enabling customers to place orders via their own procurement systems. This platform is not open to end customers or individual users.

Our Services

Currently, our main business involves the sales, leasing and maintenance services of office equipment such as printers and copiers. We distribute more than 15 major brands such as HP, Epson, Xerox, Sharp, Toshiba, Konica, and Kyocera.

Sales and Leasing

The sales and leasing process is relatively simple. Our marketing team will make comprehensive customer quotes after obtaining customer’s information, such as the total print volume of the customer, the proportion of A3/A4 format, the proportion of color/black and white coloring, to determine the number of equipment that best suits the customer’s needs and whether the customer should choose to purchase or lease. The equipment we provide is mainly new models of prominent brands mentioned above.

Our clients currently consist of mainly financial service companies and real estate companies, including Taiping Life Insurance, Debon Securities, Fosun Group, Laomiao Gold, Lianjia Real Estate, Centaline Real Estate, Quantuo Real Estate, among others.

The following chart illustrates our sales model, in which the remote management section will be installed:

Services

As the Company grows, it has gradually become clear that our revenue growth will come from the service aspect of our business, which mainly include: (1) Leasing (with installation payment and fixed service fee), (2) after-sales maintenance service, and (3) life-time maintenance service, which is characterized for its high profit margin, high degree of customer adhesion, and long profit cycle, as indicated below:

Service Operations

The Company aims to gradually expand its emphasis on sales and office equipment distribution to a service-oriented model in the future, and to provide our customers with more personalized products and services. Over time, with our self-developed and standardized management system that entail all aspects of supply, leasing and after-sale services, we aim to boost our cooperation with our customers by expanding the current limited and fragmented after-sales services across China.

Through office equipment sales and aftersales service as our initial business model, we have implemented a streamlined business model and obtained analysis data in the field of smart office and even smart home. The data we collected can be sent to manufacturers, sellers to improve the overall product research, production, sales, purchase, consumer finance and aftersales guidance for different types of service providers, enabling a new long-tail industry ecology.

Currently, the EShallGo service network involves more than 20 provincial-level subsidiaries nationwide in service operations, centered around Shanghai and will expand further over time.

The goal that EShallGo’s office total solution direct repair platform is striving to achieve is to mobilize maintenance technicians of various categories and brands to create a standardized, professional, convenient and streamlined equipment service platform. Specifically, customers can use EshallGo’s mobile App, official website, call center, or simply scan a QR code to request any service or product, and our platform will locate and dispatch experienced technicians nearby for quick diagnosis and delivery of service and product.

Operation Dispatch Process

Currently, EShallGo already distributes products and completes work orders through a mobile App, which is independently developed by Junzhang Shanghai to sort out, among others, task order acceptance, workflow management, real-time positioning, and customer evaluation. Once a work order is placed, the service platform of EShallGo sends the work order to the authorized service center of each of the provincial service point according to the location. The service center then assigns an affiliated or contracted technician to provide onsite services. The average response time for our on-site service of the technician typically does not exceed 4 hours, and the work order can usually be completed as quickly as within 1 hour.

The flowchart for the construction of our operational dispatch process is indicated below:

Visualized IoT and After-sales Service System (To Be Launched)

As a service platform independently developed by EShallGo with our own intellectual property rights, Junzhang Shanghai adopts powerful concepts and tools such as “cloud procurement, cloud management, and cloud services” as the cornerstone to promote the development of the entire platform, and quickly establish an easily accessible platform for users. The service network and supporting team cover major cities across the country. The main functions of remote equipment management software include, among others, automatic equipment fault diagnosis, consumables usage statistics and other various data of equipment.

Furthermore, our dual Mobile App software system will incorporate data from both customer App and the technician App, which can provide timely feedback on the remote use dynamics of the equipment, complete information connection and intercommunication in time, and monitor information feedback. All the data received by the App are collected through our Enterprise Resource Planning (“ERP”) real-time transmission and exchange, and all data and information are reasonably analyzed and managed by EShallGo’s back-end system.

The ERP system is a practical tool independently developed for the office equipment industry. Its main functions include customer contract management, information interaction, data statistics, purchase and sales order management, deposit and withdrawal monitoring, automatic generation of various data and other office solution industry-specific functions. There is no set upper limit to the system capacity.

The e-commerce business and related platform were officially launched in the second half of 2024. The platform is exclusively available to government agencies and large enterprises within Chinese mainland, providing e-commerce qualification review services for our company in bidding and tendering projects. Upon our successful qualification, the platform can directly integrate with customers’ internal procurement platforms, enabling customers to place orders via their own procurement systems. This platform is not open to end customers or individual users.

Operations of the After-sales Service System

Although the office equipment supply chain has been saturated in China, the realm of technological advance in aftersales has barely been explored. EShallGo has been the pioneer on the technological innovation of after-sales services for more than two decades, around the same time when all these major office equipment brands have entered China. To date, we have developed a dual-app system for both customers and technicians/engineers to provide real-time diagnosis of any technical issues arising out of the office equipment and dispatch quick repair and maintenance service as needed, thereby changing the way the traditional after-sales technical support was operated.

Our aftersales system is dedicated to the aftersales market of the office total solution industry, independently developed by EShallGo. All the software is interoperable, and the data is seamlessly connected, which greatly helps to improve work efficiency, standardize service, and collect and analyze big data.

Our system includes three major software components:

1.	Core ERP Software for the Office Total Solution Market

ERP is the core of the entire service system as it supports and manages EShallGo’s national coverage service network and solves the business needs of customers and technicians located in various locations. For example, it can create a background summary table, making data easily visible at first glance; the data display of each work order of the technician includes information such as location mapping, customer rating, customer signature, which can all be completed on the technician’s mobile phone; real-time invoice can be generated with just one-click based on the services conducted. Because of its ability to conduct a large amount of data analysis, it sufficiently meets the management needs of today’s office total solution industry.

2.	Remote Equipment Management Systems for Both Users and Technicians (to be Launched)

This management system is tailored for customers looking for conventional office solution functions. It provides equipment monitoring, equipment daily consumption management, and equipment repair and maintenance diagnosis to the national coverage service company. This system is being independently developed by EShallGo. It is a database that gathers all the business information of Junzhang Shanghai, provides data support for back-end business and other branch systems, and is also a platform for the Company’s headquarters, local branches and service providers to handle business collaboratively. The system can also undertake the task of providing data reports and analysis, customer big data analysis, and business profit allocation and settlement between the Company and its affiliates and partnered service outlets. Specifically, the background management system entails three modules, each of which carries out a different function that comprehensively streamline the solution process.

a.	Technician-End Mobile App (to be launched)

Technician’s mobile App will include the work order module, leasing and overall solution module, and billing module. Through the back-end data support, it helps technicians successfully complete various equipment tasks, including repairs, maintenance, installation and after-sales customer visits, delivery and signing. Furthermore, it allows technicians to conduct repairs and supplies and parts orders on-site, and transfer on-site tasks to other technicians if necessary. This App can also act as an attendance check-in tool for employees when they conduct business activities outside the Company.

The technician-end mobile App completes the work order module, which includes but not limited to background summary table data, classification data of each work order of the technician such location map, which enables door-to-door service, customer rating, and customer signature.

b.	User-End Mobile App (to be launched)

Customers’ end App will support both Android and Apple smart phones, providing customers with convenient scan codes for repairs and other business-related functions. This App will also be a Quick Response (“QR”) code scanning tool for the customers’ equipment and supplies management needs, such as inventory, requisition registration, new product storage and delivery. Some of the most commonly-used maintenance order tracking functions are also available.

Furthermore, user-end App facilitates the customer’s requests for repairs, tracking, evaluation and other functions. On the other hand, the technician-end App tracks the technician order and documents every step during the service. At the same time, both Apps are connected to the ERP system to collect related data in real time, which brings efficiency and convenience to the Company. Notably, with such efficient data analysis carried out by our dual-all system, any equipment failure will usually be discovered quickly, allowing either customers to fix the problems on their own or the technicians to conduct repairs remotely or onsite.

The function of this software is to connect to the user’s equipment effectively and conveniently, and to facilitate the effective management and repair of customers equipment. ERP is connected to equipment’s usage data, making data collection and analysis more efficient.

Our Competitive Strengths

We believe that we benefit significantly from the following competitive strengths. Through EShallGo’s overall market layout, service-oriented approach, as well as the gradual and in-depth advancement of independent research and development tools, we will change the traditional sales-oriented model in the industry to our goal of comprehensively and accurately tending of customer needs, improving service quality, achieving time efficiency, and enhancing customer satisfaction. We summarize our competitive strengths as follows:

●	Management expertise with over 20 years of experience led by founder Mr. Zhidan Mao, providing deep industry knowledge and a technology-centered approach.

●	Collaborative, results-driven culture focused on customer needs, fast execution, teamwork, and strong supplier and customer relationships.

●	Leadership in a fragmented market with over 150 locations in 20 provinces and strategic consolidation of aftersales services.

●	Specialized business model offering tailored products and value-added services such as fast delivery, expert support, and ERP integration.

●	Strategic diversity in customers, suppliers, geographic presence, products, and markets, reducing risk and increasing growth potential.

●	Technology-driven platform being developed to enhance service efficiency, integrate IoT solutions, and increase technician productivity.

●	Integrated IT infrastructure enabling centralized management, real-time analytics, and seamless customer and internal operations.

●	Strong, long-term supplier relationships allowing volume benefits, early product access, and preferred distributor status.

●	Comprehensive quality control and customer service system, including ISO certifications, GPS-monitored service, and 24-hour customer hotline.

●	Award-winning operations recognized nationally and provincially for service excellence and business integrity.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves a high degree of risk. Below is a summary of material factors that make an investment in our Class A Ordinary Shares speculative or risky. Importantly, this summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” on page 12 of the 2025 Annual Report.

Risks Related to Doing Business in the PRC

●	Since the PRC legal system is based in part on government policies and internal rules, we may not be aware of our violation of any of these policies and rules, which can change quickly with little advance notice. See “Risk Factors – Risks Related to Doing Business in the PRC – Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and services and materially and adversely affect our competitive position” on page 47 of the 2025 Annual Report.

●	There are uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protection available to you and us. See “Risk Factors – Risks Related to Doing Business in the PRC – PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably. Rules and regulations in China may change quickly with little advance notice. Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us” on page 38 of the 2025 Annual Report.

●	Substantial uncertainties exist with respect to the interpretation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance, business operations, and could result in a material change in the value of the securities we are registering for sale. See “Risk Factors – Risks Related to Doing Business in the PRC – Substantial uncertainties exist with respect to the interpretation and enactment of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations” on page 36 of the 2025 Annual Report.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the prospectus based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. See “Risk Factors – Risks Related to Doing Business in the PRC – You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws” on page 57 2025 Annual Report.

●	Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations. See “Risk Factors – Risks Related to Doing Business in the PRC – A downturn in the Hong Kong, China or global economy, and economic and political policies of China could materially and adversely affect our business and financial condition” on page 17 of the 2025 Annual Report.

●	Chinese government can take regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Rules and regulations in China can also change with little advance notice, and actions related to more oversight or control of overseas offerings by the Chinese government could result in a material change in our operations and/or the value of the securities we are registering for sale, and any related action by the Chinese government could significantly limit or completely hinder your ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors – Risks Related to Doing Business in the PRC – The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, making it more difficult for us to pursue growth through acquisitions in China” on page 52 of the 2025 Annual Report.

●	Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders. See “Risk Factors – Risks Related to Doing Business in the PRC – Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders” on page 49 of the 2025 Annual Report.

●	Recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering. See “Risk Factors – Risks Related to Doing Business in the PRC – The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” on page 55 of the 2025 Annual Report.

●	We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers. See “Risk Factors – Risks Related to Doing Business in the PRC – The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” on page 40 of the 2025 Annual Report.

Risks Related to Our Business and Industry

●	Our industry is highly fragmented and we may not be able to effectively compete against other providers. See “Risk Factors – Risks Related to Our Business and Industry – The industries in which we operate are highly competitive and fragmented, and demand for our products and services could decrease if we are not able to compete effectively” on page 13 of the 2025 Annual Report.

●	We may not be able to maintain long-term relationship with our third-party suppliers and extended supply chains, as a result, our business can be interrupted and our product quality may suffer. See “Risk Factors – Risks Related to Our Business and Industry – We rely on third-party suppliers and long supply chains, and if we fail to identify and develop relationships with a sufficient number of qualified suppliers, or if there is a significant interruption in our supply chains, our ability to timely and efficiently access products that meet our standards for quality could be adversely affected” on page 14 of the 2025 Annual Report.

●	Our business is heavily dependent on retainment of key suppliers and institutional customers. See Risk Factors – Risks Related to Our Business and Industry – Product shortages may impair our operating results” on page 14 of the 2025 Annual Report.

●	We rely on key personnel to maintain advanced technology in the market. See “Risk Factors – Risks Related to Our Business and Industry – Our success depends upon our ability to attract, train and retain highly qualified associates and key personnel” on page 19 of the 2025 Annual Report.

●	We may face difficulty maintaining our brand image and secure our intellectual property rights. See “Risk Factors – Risks Related to Intellectual Property” on page 27 of the 2025 Annual Report.

Risks Related to Our Corporate Structure and Operation

●	We are a holding company with no material operations of our own, we conduct a substantial majority of our operations through our subsidiaries established in the PRC and the VIE in the PRC. We do not have direct ownership of the VIEs. We receive the economic benefits of the VIEs’ business operations through certain contractual arrangements. Our Class A Ordinary Shares offered in this offering are shares of our offshore holding company instead of shares of the VIEs in China. We have not installed any cash management policies that dictate how funds are transferred between the holding company, the subsidiaries and the VIEs, and to the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company, our subsidiaries, or the consolidated VIEs by the PRC government to transfer cash. See “Risk Factors – Risks Related to Our Corporate Structure and Operation – We are a holding company and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A Ordinary Shares” on page 34 of the 2025 Annual Report.

●	If the PRC government deems that the VIE arrangements in relation to the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we may have difficulty in enforcing any rights we may have under the VIE Agreements in PRC and we could be subject to severe penalties or be forced to relinquish our interests in those operations. See “Risk Factors – Risks Related to Our Corporate Structure and Operation – If the PRC government deems that the contractual arrangements in relation to Junzhang Shanghai or Junzhang Beijing, our consolidated variable interest entities, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” on page 29 of the 2025 Annual Report.

●	Any failure by our consolidated variable interest entity, or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business. See “Risk Factors – Risks Related to Our Corporate Structure and Operation – Our contractual arrangements may not be as effective in providing operational control as direct ownership and the VIE shareholders may fail to perform their obligations under our contractual arrangements” on page 33 of the 2025 Annual Report.

●	Contractual arrangements in relation to the variable interest entity may be subject to scrutiny by the PRC tax authorities and they may determine that we or our PRC variable interest entity owe additional taxes, which could negatively affect our results of operations and the value of your investment. See “Risk Factors – Risks Related to Our Corporate Structure and Operation – If we exercise the option to acquire equity ownership of the VIE, the ownership transfer may subject us to certain limitations and substantial costs” on page 32 of the 2025 Annual Report.

Risks Related to Our Securities and This Offering

●	We do not intend to pay dividends for the foreseeable future.

●	The market price of our Class A Ordinary Shares can be volatile and can fluctuate substantially, which could result in substantial losses for purchasers of our Class A Ordinary Shares in this offering.

●	Short selling may drive down the market price of our Class A Ordinary Shares.

●	Our management has broad discretion to determine how to use the funds raised in this offering and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares.

●	Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

●	Further issuances of Class B Ordinary Shares may result in a dilution of the percentage ownership of the existing holders of Class A Ordinary Shares as a total proportion of Ordinary Shares in the Company.

●	Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

Holding Foreign Company Accountable Act

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. If our auditor cannot be inspected by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions.

Our predecessor auditors, Marcum Asia and YCM CPA INC., and our current auditor, Felix CPAs LLC, are not subject to the determinations as to inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. Our predecessor auditors are based in Manhattan, New York and Irvine, California, respectively, and our current auditor is based in Branchburg, New Jersey, and have been inspected by the PCAOB on a regular basis. Therefore, we believe our current auditor and predecessor auditor are not subject to the determinations as to the inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. However, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. Furthermore, if Nasdaq or regulatory authorities decide to apply additional and more stringent criteria to us, it may lead to our securities being delisted. In addition, under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in our Class A Ordinary Shares being delisted.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. See “The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” on page 51.

Corporate Information

Our principal executive office is located at No. 37, Haiyi Villa, Lane 97, Songlin Road, Pudong New District, Shanghai, China 200120. The telephone number of our principal executive offices is +86 400 100 7299. Our registered office provider in the Cayman Islands is Vistra (Cayman) Limited. Our registered office in the Cayman Islands is located at P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. We maintain a website at http://www.eshallgo.com/. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

RISK FACTORS

Investing in our Class A Ordinary Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, other information contained in this prospectus, the risks described under “Item 3. Key Information - D. Risk Factors” in the Annual Report on Form 20-F for the year ended March 31, 2025, which is herein incorporated by reference. In addition, you should consider the risk factors in any prospectus supplement. Such risks are not exhaustive, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

This prospectus also contains forward-looking statements having direct and/or indirect implications on our future performance. Our actual results may differ materially from those anticipated by these forward-looking statements due to certain factors, including the risks and uncertainties faced by us, as described below and elsewhere in this prospectus.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

CAPITALIZATION AND INDEBTNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

A copy of our currently effective memorandum and articles of association is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as “our memorandum and articles of association”, respectively, as the “memorandum” and the “articles”).

Eshallgo Inc was incorporated on June 16, 2021 under the Companies Act. We are a Cayman Islands exempted company and our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, the Companies Act, and the common law of the Cayman Islands. We completed a share capital restructuring in July and August 2021. As of the date of this prospectus, our authorized share capital is US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each comprising (i) 450,000,000 class A ordinary shares of a par value of $0.0001 each and (ii) 50,000,000 class B ordinary shares of a par value of $0.0001 each, and 26,505,340 Class A Ordinary Shares and 5,856,000 Class B Ordinary Shares were issued and outstanding.

The following are summaries of the material provisions of our memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our Class A Ordinary Shares and Class B Ordinary Shares. As a convenience to potential investors, we provide the below description of Cayman Islands law and our memorandum and articles of association together with a comparison to similar features under Delaware law.

Ordinary Shares

General

Our authorized share capital is US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each comprising (i) 450,000,000 class A ordinary shares of a par value of $0.0001 each and (ii) 50,000,000 class B ordinary shares of a par value of $0.0001 each. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company and each Class B Ordinary Share shall entitle the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of the Company. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights.

All of our issued Class A Ordinary Shares and Class B Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.

For so long as JUNZHANG DIGTAL LIMITED and MAGIC IDEAL LIMITED own a controlling or significant voting power in our total issued and outstanding share capital, they generally will be able to control or significantly influence, directly or indirectly and subject to applicable law, all matters affecting us, including:

●	the election of directors;

●	determinations with respect to our business direction and policies, including the appointment and removal of officers;

●	determinations with respect to corporate transactions, such as mergers, business combinations, change in control transactions or the acquisition or the disposition of assets;

●	our financing and dividend policy;

●	determinations with respect to our tax returns; and

●	compensation and benefits programs and other human resources policy decisions.

Even if JUNZHANG DIGTAL LIMITED and MAGIC IDEAL LIMITED were to dispose of certain Class B Ordinary Shares such that it would control less than a majority of the voting power of our issued and outstanding share capital, it may be able to influence the outcome of corporate actions so long as it retains Class B Ordinary Shares. JUNZHANG DIGTAL LIMITED’s and MAGIC IDEAL LIMITED’s controlling or significant ownership of our issued and outstanding share capital may limit your ability to influence corporate actions and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A Ordinary Shares may view as beneficial.

JUNZHANG DIGTAL LIMITED and MAGIC IDEAL LIMITED may have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. Corporate actions might be taken even if other shareholders, including those who purchase Class A Ordinary Shares in this offering, oppose them. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our Company, which could have the effect of depriving our other shareholders of an opportunity to receive a premium for their shares as part of a sale of our Company and might ultimately affect the market price of our Class A Ordinary Shares.

Furthermore, future issuances of Class B Ordinary Shares will be dilutive to holders of Class A Ordinary Shares, and we cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Ordinary Shares or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of dual-class structures and temporarily barred new dual-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our dual-class capital structure makes us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices are not expected to invest in our stock. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our multi-class structure, we will likely be excluded from certain of these indexes and we cannot assure you that other stock indexes will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indexes, exclusion from stock indexes would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors, subject to our memorandum and articles of association and the Companies Act. Our articles of association provide that, subject to any rights and restrictions for the time being attached to any shares, the directors may from time to time declare dividends (including interim dividends) and other distributions on shares of the Company in issue and authorize payment of the same out of the funds of the Company lawfully available therefor. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid if, immediately following the date on which the dividend is proposed to be paid, this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company.  Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of the Company. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll. A poll shall be taken in such manner as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting.

An ordinary resolution to be passed by a simple majority of the votes cast by those shareholders as, being entitled to do so, vote in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting of the Company, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes cast by those shareholders as, being entitled to do so, vote in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our memorandum and articles of association. A special resolution will be required for important corporate matters such as a change of name or making changes to our memorandum and articles of association.

Cumulative Voting

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our memorandum and articles of association do not provide for cumulative voting.

Meetings of Shareholders

The chairman or the directors (acting by a resolution of the board) may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the Company. At least seven calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company. A Shareholders’ requisition is a requisition of shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all the issued and outstanding shares that as at the date of the deposit carry the right to vote at general meetings of the Company.

No business except for the appointment of a chairman for the meeting shall be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders present in person or by proxy holding shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all Shares in issue and entitled to vote at such general meeting present, shall be a quorum for all purposes. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting shall be dissolved. The chairman, if any, shall preside as chairman at every general meeting of the Company.

Meetings of Directors

Subject to the Companies Act, our memorandum and articles of association and any resolutions passed in a general meeting, the business of our Company is managed by the directors. Our directors may meet (either within or outside of the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed, the quorum shall be a majority of directors then in office. A resolution in writing signed by all the directors or all the members of a committee of directors entitled to receive notice of a meeting of directors or committee of directors, as the case may be (an alternate director, subject as provided otherwise in the terms of appointment of the alternate director, being entitled to sign such a resolution on behalf of his appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of directors or committee of directors, as the case may be.

Conversion

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Any conversion of Class B Ordinary Shares into Class A Ordinary Shares shall be effected by means of the re-designation and re-classification of each relevant Class B Ordinary Share as a Class A Ordinary Share. Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by a shareholder to any person who is not the founder, an affiliate of the founder, or a founder affiliate, or upon a change of control of the ultimate beneficial ownership of any Class B Ordinary Share to any person who is not the founder, an affiliate of the founder, or a founder affiliate, such Class B Ordinary Shares shall be automatically and immediately converted into the same number of Class A Ordinary Shares.

Transfer of Shares

Subject to the restrictions in our memorandum and articles of association and applicable securities laws, any of our shareholders may transfer all or any of his or her Class A Ordinary Shares or Class B Ordinary Shares by written instrument of transfer in the usual or common form or any other form approved by our board of directors. Our board of directors may in their absolute discretion to decline the registration of the transfer of any Class A Ordinary Shares or Class B Ordinary Shares which is not fully paid up or on which the Company has a lien.

Winding Up

If the Company shall be wound up the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Companies Act, divide amongst the shareholders in species or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and, subject to our memorandum and articles of association, determine how the division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator, with the like sanction, shall think fit, but so that no shareholder shall be compelled to accept any asset upon which there is a liability.

Calls on Shares and forfeiture of Shares

Subject to the terms of the allotment, our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares, and each shareholder shall (subject to receiving at least fourteen (14) calendar days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such shares. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. The Companies Act and our memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act, our memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our Company can, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding other than shares held as treasury shares or (c) if the company has commenced liquidation. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the company’s articles of association. If the articles of association of the company do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class. The rights of the holders of shares shall not be deemed to be materially and adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Alteration of Share Capital

We may from time to time by an ordinary resolution of our shareholders:

●	increase the share capital of our Company by new shares of such amount as it thinks expedient;

●	consolidate and divide all or any of our share capital into shares of larger amount than its existing shares of shares;

●	subdivide its existing shares, or any of them, into shares of an amount smaller than that fixed by the memorandum, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

We may by special resolution reduce our share capital and any capital redemption reserve in any manner authorized by the Companies Act.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records (other than copies of our memorandum and articles of association and register of mortgages and charges, and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands. However, we intend to provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional ordinary shares

Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of United Kingdom. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable provisions of the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (1) a special resolution of the shareholders of each constituent company, and (2) such other authorization, if any, as may be specified in such constituent company’s articles of association. The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

Reconstructions and amalgamations may be approved by (i) 75% in value of the members or class of members or (ii) a majority in number representing 75% in value of the creditors or class of creditors, in each case depending on the circumstances, as are present at a meeting called for such purpose and thereafter sanctioned by the Grand Court of the Cayman Islands. Whilst a dissenting member has the right to express to the court his view that the transaction for which approval is being sought would not provide the members with a fair value for their shares, it can be expected that the court would approve the transaction if it is satisfied that (i) the company is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to majority vote have been complied with, (ii) the members have been fairly represented at the meeting in question, (iii) the transaction is such as a businessman would reasonably approve and (iv) the transaction is not one that would more properly be sanctioned under some other provisions of the Companies Act or that would amount to a “fraud on the minority”. If the transaction is approved, no dissenting member would have any rights comparable to the appraisal rights (namely the right to receive payment in cash for the judicially determined value of his shares), which may be available to dissenting members of corporations in other jurisdictions.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissenting minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of not less than 90.0% in value of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so accepted unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against, or derivative actions in the name of, the company to challenge actions where.

●	a company acts or proposes to act illegally or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such indemnification provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that every director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Listing

Our Class A ordinary shares are traded on Nasdaq Capital Market under the symbol “EHGO”.

Transfer Agent and Registrar

The transfer agent and registrar for the ordinary shares is Transhare Corporation.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase ordinary shares, debt securities or any combination thereof. We may issue warrants independently or together with ordinary shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased, if not United States dollars;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase ordinary shares, the number of ordinary shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the term of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase our ordinary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidences of indebtedness, which may or may not be converted into our ordinary shares, that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities may be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Eshallgo. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the ability to issue additional debt securities of the same series;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities on which principal will be payable;

●	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares or other securities or property;

●	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depository for global or certificated debt securities;

●	any special tax implications of the debt securities;

●	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

●	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

●	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Conversion of Debt Securities

The debt securities may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt securities. If such debt securities are convertible, unless otherwise specified in a prospectus supplement, the debt securities will be convertible at any time up to the close of business on the expiration date set forth in the terms of such debt securities. After the close of business on the expiration date, the debt securities not converted will be paid in accordance with their terms.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

●	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

●	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

●	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

●	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

●	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

●	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

●	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

●	any obligations with respect to any capital stock;

●	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

●	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	any dissolution or winding-up or liquidation or reorganization of Eshallgo, whether voluntary or involuntary or in bankruptcy,

●	insolvency or receivership;

●	any general assignment by us for the benefit of creditors; or

●	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

●	we default for 30 consecutive days in the payment when due of interest on the debt securities;

●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

●	certain events of bankruptcy, insolvency or reorganization Eshallgo; or

●	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

●	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

●	make any debt security payable in money other than that stated in the debt securities;

●	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

●	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

●	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

●	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

●	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

●	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

●	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Cayman Islands law and our memorandum and articles of association.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of ordinary shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

●	if applicable, a discussion of material tax considerations; and

●	any other information we think is important about the share purchase contracts or the share purchase units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of ordinary shares purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or ordinary shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, “at-the-market” offerings, negotiated transactions, block trades or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	varying prices determined at the time of sale related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our ordinary shares are listed on the Nasdaq Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than ordinary shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

TAXATION

Please refer to “Item 10. Additional Information - E. Taxation” of our 2025 Annual Report which is herein incorporated by reference.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$13,810
Financial Industry Regulatory Authority fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our most recent annual report on Form 20-F, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since September 30, 2025.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The legality and validity of the securities offered from time to time under this prospectus under the laws of the Cayman Islands was passed upon by Harney Westwood & Riegels. Ortoli Rosenstadt LLP may rely upon Harney Westwood & Riegels with respect to matters governed by Cayman Islands law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements as of March 31, 2025 incorporated by reference into this prospectus from our annual report on Form 20-F for the year ended March 31, 2025 have been audited by YCM CPA INC., an independent registered public accounting firm, as stated in their report. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting. The office of YCM CPA, INC. is located at 4482 Barranca Parkway, Suite 239, Irvine, CA 92604.

The consolidated financial statements as of March 31 2024, and for each of the two years in the period ended March 31, 2024 incorporated by reference into this prospectus from our annual report on Form 20-F for the year ended March 31, 2025, have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as stated in their report (which report is dated July 31, 2024, except for the Note 20, as to which the date is December 13, 2024). Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting. The office of Marcum Asia was located at 7 Pennsylvania Plaza Suite 830, New York, NY 10001.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	tax neutrality;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Gaopeng & Partners, our counsel as to Chinese law, has advised us that the recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

According to the Civil Procedure Law of the People’s Republic of China (amended in 2017), if a legally effective judgment or ruling made by a foreign court requires recognition and enforcement by a people’s court of the People’s Republic of China, the party concerned may directly apply to an intermediate people’s court with jurisdiction over for recognition and enforcement, or the foreign court may request recognition and enforcement by a people’s court in accordance with the provisions of an international treaty concluded or acceded to by the country and the People’s Republic of China, or in accordance with the principle of reciprocity.

In the event that the people’s court is of the opinion that the legally effective judgment or ruling made by the foreign court applying for or requesting recognition and enforcement does not violate the basic principles of the laws of the People’s Republic of China or the sovereignty, security and public interests of the country after the people’s court reviews the legally effective judgment or ruling made by the foreign court applying for or requesting recognition and enforcement in accordance with the international treaties concluded or acceded to by the People’s Republic of China or in accordance with the principle of reciprocity, the people’s court shall issue ruling that recognizes its validity and, if enforcement is necessary, issues an enforcement order, which shall be implemented in accordance with the relevant laws.  Those judgments or rulings that violate the basic principles of the laws of the People’s Republic of China or the sovereignty, security and public interests of the country will not be recognized and implemented.

If an award made by a foreign arbitration institution requires recognition and enforcement by the people’s court of the People’s Republic of China, the party concerned shall directly apply to the intermediate people’s court in the place where the person subjected to enforcement has his domicile or where his property is located. The people’s court shall handle the matter in accordance with international treaties concluded or acceded to by the People’s Republic of China or in accordance with the principle of reciprocity.

PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between different jurisdictions, and PRC courts will not recognize or enforce these foreign judgments if PRC courts believe the foreign judgments violate the basic principles of PRC laws or national sovereignty, security or public interest after review.

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America, or the “Foreign Court”, of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):

●	our Annual Report on Form 20-F for the year ended March 31, 2025 (File No. 001-42154), filed on August 14, 2025 (including any exhibits, except where otherwise noted);

●	our Reports on Form 6-K, filed with the Commission on August 25, 2025, October 15, 2025, October 17, 2025; October 17, 2025; November 18, 2025; November 18, 2025; November 21, 2025; December 5, 2025; December 9, 2025; January 8, 2026; January 20, 2026; January 21, 2026; March 12, 2026 and March 13, 2026 that we incorporate by reference into this prospectus; and

●	all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC (1) after the date of the initial registration statement of which this prospectus forms a part and prior to its effectiveness and (2) prior to the termination of the offering.

Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

Eshallgo Inc

No. 37, Haiyi Villa, Lane 97, Songlin Road

Pudong New District

Shanghai, China 200120

+86 400 100 7299

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that every director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Any underwriting agreement entered into in connection with an offering of securities will also provide for indemnification of us and our officers and directors in certain cases.

Item 9. Exhibits

The following exhibits are attached hereto:

Exhibit Number	Title
1.1*	Form of Underwriting Agreement
3.1	Second Amended and Restated Memorandum and Articles of Association of Eshallgo Inc, as currently in effect, incorporated by reference herein
4.1	Description of Securities, filed as exhibit 2.2 to the Form 20 - F filed on July 31, 2024, and incorporated by reference herein
4.2+	Form of Senior Debt Indenture
4.3+	Form of Subordinated Debt Indenture
4.4*	Form of Senior Note
4.5*	Form of Subordinated Note
4.6*	Form of Warrant Agreement and Warrant Certificate
4.7*	Form of Unit Agreement (including unit certificate)
4.8*	Form of Rights Agreement (including rights certificate)
4.9*	Form of Share Purchase Contract
4.10*	Form of Share Purchase Unit
5.1+	Opinion of Harney Westwood & Riegels, Cayman Islands counsel of Eshallgo Inc, regarding the validity of securities being registered
5.2+	Opinion of Ortoli Rosenstadt LLP, United States counsel of Eshallgo Inc, regarding the validity of debt securities being registered
23.1	Consent of MarcumAsia CPAs, LLP
23.2	Consent of YCM CPA INC.
25.1**	Form of T-1 Statement of Eligibility (senior indenture)
25.2**	Form of T-1 Statement of Eligibility (subordinated indenture)
107+	Filing Fee Table

+	Previously filed

*	To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 6-K filed in connection with an underwritten offering of the shares offered hereunder.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 10. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(g)	Not applicable.

(h)	If any provision or arrangement exists whereby the Registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or the underwriting agreement contains a provision whereby the Registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and the benefits of such indemnification are not waived by such persons, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	Not applicable.

(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(k)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, on March 24, 2026.

Eshallgo Inc

By:	/s/ Qiwei Miao
Name:	Qiwei Miao
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zhidan Mao	Chairman of the Board of Directors	March 24, 2026
Zhidan Mao

/s/ Qiwei Miao	Chief Executive Officer (Principal Executive Officer)	March 24, 2026
Qiwei Miao

/s/ Chun Lyu	Chief Financial Officer	March 24, 2026
Chun Lyu	(Principal Financial and Accounting Officer)

/s/ Xiaohui Wu	Director	March 24, 2026
Xiaohui Wu

/s/ Weimin Xu	Director	March 24, 2026
Weimin Xu

/s/ Weibo Weng	Director	March 24, 2026
Weibo Weng

/s/ Kewa Luo	Director	March 24, 2026
Kewa Luo

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on March 24, 2026.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President